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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 16, 1999 relating to the financial statements of Decisive Technology Corporation, which appears in the Current Report on the MessageMedia, Inc. Form 8-K/A dated October 1, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

San Jose, California
October 29, 1999